UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  January 29, 2020
(Date of earliest event reported: January 23, 2020)
______________

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
______________

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	NYSE
Class A Common Stock	HVTA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2020, the Nominating, Compensation and Governance Committee (the “NCG Committee”) of the Board of Directors of Haverty Furniture Companies, Inc. (the “Company” or “Havertys”) established base salary, annual incentive opportunities and long-term incentive equity grants for the Company’s Named Executive Officers (“NEOs”) for 2020.

Base Salary:  A $10,000 increase from current base salaries was approved for the NEOs.  The NEOs base salaries have not been increased for two years.

Annual Incentive Opportunities:  The NCG Committee approved new management incentive plans (the “Plans” or “MIP I” or “MIP II”) to determine 2020 cash incentives pursuant to the Company’s 2014 Long Term Incentive Plan. The NEOs are eligible to receive a target payout amount from the combined Plans of 60% of their 2020 annual base salary, except that Mr. Smith’s target is 100% of base salary. The MIP I Plan covers 80% of the target payout. The MIP I sets goals of pre-tax earnings on a quarterly and annual basis.  Participants will begin to earn the incentive pay once at least 80% of a goal is met increasing up to 125% of the pre-tax goal.  There is a 3% change in the incentive pay earned for every 1% increase or decrease in actual pre-tax earnings versus the goal with the incentive pay potential ranging from 40% to 175% of the earnings target payout amount.  Pre-tax earnings for comparison to the goal will be that amount reported in the annual Form 10-K, adjusted to eliminate the effects of asset impairments, restructurings, acquisitions, divestitures, store closing costs, and the cumulative effect of accounting changes, as determined in accordance with generally accepted accounting principles, as applicable, and any other unusual or non-recurring items. The MIP II Plan, which does not provide for above target payouts, covers the remaining 20% of the potential target payout.  The MIP II Plan is earned for achieving additional performance criteria or specific projects or initiatives tailored to each person as approved by the Compensation Committee. The Compensation Committee has discretion in the administration of the Plan.

Long-Term Incentive Equity Grants:  Pursuant to the Company’s 2014 Long Term Incentive Plan the NCG Committee authorized the following grants of Restricted Stock Units (“RSUs”) and Performance Restricted Stock Units (“PRSUs”).  Each RSU and PRSU represent a contingent right to receive one share of the Company's common stock.

Named Executive Officer	# of RSUs	Target # of PRSUs - EBITDA	Target # of PRSUs - Sales
Clarence H. Smith	8,000	25,600	6,400
Richard B. Hare	4,095	7,644	1,911
Steven G. Burdette	4,095	7,644	1,911
J. Edward Clary	3,375	6,300	1,575
John L. Gill	3,375	6,300	1,575

The RSUs vest over three years in accordance with the schedule set forth in the notice of grant letter attached hereto as Exhibit 10.1. In connection with the RSU grants, the NEOs will execute a Restrictive Covenant Agreement, attached hereto as Exhibit 10.4.

PRSUs were granted with shares earned based on the Company's EBITDA (as adjusted) for the year ended December 31, 2020.  EBITDA is equal to the sum of income before income taxes, interest expense, and depreciation and amortization as reported in the Company’s financial statements included in its annual Form 10-K.  Adjustments will be made to eliminate the effects of certain items such as, asset impairments, acquisitions, cumulative effect of accounting changes, and unusual items. The number of units reported above represent target performance. The actual number that become eligible for vesting is based on achieving the level of EBITDA during the performance period in accordance with the schedule set forth in the notice of grant letter attached hereto as Exhibit 10.2. These grants vest in February 2023.

Also granted were PRSUs with shares earned based on achieving target levels of annual comparable store sales percentage increases for 2020 over 2019.  The number of units reported above represent target performance. The actual number that become eligible for vesting is based on achieving the level of comparable store sales percentage increase during the performance period in accordance with the schedule set forth in the notice of grant letter attached hereto as Exhibit 10.3. These grants vest in February 2023.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits
10.1  Form of Restricted Stock Units Award Notice.
10.2  Form of Performance Restricted Stock Units (EBITDA) Award Notice.
10.3  Form of Performance Restricted Stock Units (Sales) Award Notice.
10.4  Form of Restrictive Covenant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
January 29, 2020	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary